UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01	Other Events

During the period of time from June 30, 2016 to July 6, 2016, Limoneira Company (the “Company”) sold 60,000 shares of Calavo Growers, Inc. (“Calavo”) common stock on the open market at an average price of approximately $67 per share. Following such sale the Company continues to own 300,000 shares of Calavo common stock. The net proceeds to the Company from the sale were approximately $4.0 million and the Company recognized a gain on the sale of approximately $3.4 million. The Company intends to use the proceeds to reduce its long-term debt and to make strategic investments into its growth initiatives, including real estate development and agricultural acquisitions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2016		LIMONEIRA COMPANY

	By:	/s/ Joseph D. Rumley
Joseph D. Rumley
Chief Financial Officer, Treasurer and Corporate Secretary